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                                                                   Exhibit 10.12

                               INDEMNITY AGREEMENT

                  This Indemnity Agreement (this "Agreement") is made and entered into as of the _____ day of _______, 2004 by and between INHIBITEX, INC., a Delaware corporation ("Indemnitor") and ___________ ("Indemnitee").

                  WHEREAS, Indemnitee is serving as a director, officer and/or employee of Indemnitor and may, at Indemnitor's request serve as a director, officer and/or employee of subsidiaries of Indemnitor and/or other corporations, limited liability companies, partnerships, joint ventures, trusts or other enterprises or entities (each a "Related Entity" and collectively, "Related Entities");

                  WHEREAS, the Amended and Restated Certificate of Incorporation of Indemnitor (the "Charter") provides that Indemnitor shall indemnify certain persons, including directors, officers, employees or agents of Indemnitor, against specified expenses and losses arising out of certain threatened, pending or completed actions, suits or proceedings as permitted by the Delaware General Corporation Law, as amended (the "DGCL");

                  WHEREAS, Indemnitee has indicated that he or she may not be willing to serve or continue to serve as a director, officer and/or employee of Indemnitor and/or any Related Entity in the absence of indemnification in addition to that provided in the Charter;

                  WHEREAS, DGCL Section 145(f) expressly recognizes that the indemnification provisions of the DGCL are not exclusive of any other rights to which a person seeking indemnification may be entitled under charter, bylaw, agreement, vote of stockholders or disinterested directors or otherwise;

                  WHEREAS, the Charter expressly recognizes that the indemnification provisions of the Charter shall not be deemed exclusive of, and shall not affect, any other rights to which a person seeking indemnification may be entitled under any agreement, and this Agreement is being entered into pursuant to the Charter as permitted by the DGCL; and

                  WHEREAS, Indemnitor, in order to induce Indemnitee to serve in such capacity, has agreed to provide Indemnitee with the benefits contemplated by this Agreement, and, as a result of the provision of such benefits, Indemnitee has agreed to serve in such capacity.

                  NOW, THEREFORE, in consideration of the promises, conditions and representations set forth herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Indemnitor and Indemnitee hereby agree as follows:

                  SECTION 1. DEFINITIONS. The following terms, as used herein, shall have the following meanings:

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                  (a)      "Covered Claim" shall mean any threatened or pending
claim, action, suit, arbitration, alternative dispute resolution or other proceeding, against Indemnitee (whether such claim is asserted by or in the right of Indemnitor or otherwise) based upon or arising out of any past, present or future act, omission, neglect or breach of duty, including, without limitation, any actual or alleged error, omission, misstatement or misleading statement, that Indemnitee may commit or suffer, or may have committed or suffered, while serving in his capacity as a director, officer, employee and/or agent of Indemnitor and/or (at Indemnitor's request) any Related Entity, provided that such claim:

                           (i) is not solely based upon and does not arise solely out of Indemnitee gaining in fact any personal profit or advantage to which Indemnitee is not legally entitled;

                           (ii) is not for any accounting of profits made from the purchase or sale by Indemnitee of securities of Indemnitor within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law; and

                           (iii) is not based solely upon and does not arise solely out of Indemnitee's knowingly fraudulent, deliberately dishonest or willful misconduct.

                  (b) "Determination" shall mean a determination, based upon the facts known at the time, made by:

                           (i) the Board of Directors of Indemnitor, by the vote of a majority of the directors who are not parties to the action, suit or proceeding in question ("Disinterested Directors"), at a meeting at which there is a quorum;

                           (ii) by independent legal counsel in a written opinion, if there are no such Disinterested Directors or if directed by a majority of such Disinterested Directors at a meeting of the Board of Directors of Indemnitor at which there is a quorum;

                           (iii)    the stockholders of Indemnitor; or

                           (iv) a court of competent jurisdiction in a final, nonappealable adjudication.

If there has been a Change in Control (as defined below), the determination referred to above shall be made by independent legal counsel in a written.

For the purposes hereof, "independent legal counsel" as used in Section 1(b)(ii) hereof shall be selected by the Indemnitee and approved by the Indemnitor (which approval shall not be unreasonably withheld) and shall not be any person or firm who, under applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either Indemnitor or Indemnitee in an action to determine the Indemnitee's rights under this Agreement.

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For purposes of this Agreement, a "Change in Control" of Indemnitor shall mean and include each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange
Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Indemnitor or any subsidiary thereof, of any securities of the Indemnitor such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 35% of the Indemnitor's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Indemnitor or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board of Directors of the Indemnitor such that a majority of the members of the Board of Directors of the Indemnitor are not Continuing Directors (as defined below); (iii) the stockholders of the Indemnitor approve a merger or consolidation of the Indemnitor with any other corporation, other than a merger or consolidation which would result in the voting securities of the Indemnitor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Indemnitor or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Indemnitor approve a plan of complete liquidation of the Indemnitor or an agreement for the sale or disposition by the Indemnitor of (in one or more transactions) all or substantially all of the Indemnitor's assets. For the purposes of this Section 1(b), a "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the date which is twenty-four months prior to the date of determination or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  (c) "Payment" shall mean any and all amounts that Indemnitee is or becomes legally obligated to pay in connection with a Covered Claim, including, without limitation, damages, judgments, fines, penalties, amounts paid in settlement, reasonable costs of investigation, reasonable fees of attorneys, costs of investigative, judicial or administrative proceedings or appeals, and costs of attachment or similar bonds.

                  SECTION 2. INDEMNIFICATION. Indemnitor shall indemnify and hold harmless Indemnitee against and from any and all Payments to the extent that:

                  (a) Indemnitor shall not have advanced expenses to Indemnitee pursuant to the provisions of Article ___ of the Charter of Indemnitor or otherwise and no Determination shall have been made pursuant to such Article or the DGCL that Indemnitee is not entitled to indemnification;

                  (b) Indemnitee shall not already have received payment on account of such Payments pursuant to one or more valid and collectable insurance policies; and

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                  (c)      such indemnification by Indemnitor is not determined
by a court of competent jurisdiction as unlawful.

Notwithstanding anything contained in this Agreement to the contrary, except for proceedings to enforce rights to indemnification or advancement of expenses pursuant to Section 4 hereof, Indemnitor shall have no obligation to indemnify Indemnitee in connection with a proceeding (or part thereof) initiated by Indemnitee unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of Indemnitor. Further, Indemnitor shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in a settlement of any action, suit or proceeding effected without Indemnitor's written consent, which consent shall not be unreasonably withheld. Without Indemnitee's prior written consent, Indemnitor shall not settle any claim in any manner that (x) would impose any obligation on Indemnitee that would not be indemnified against by Indemnitor under this Agreement and (y) does not include a complete and irrevocable release of Indemnitee. Indemnitee shall not unreasonably withhold his consent to any proposed settlement.

                  SECTION 3. INDEMNIFICATION PROCEDURE; ADVANCEMENTS OF COSTS AND EXPENSES.

                  (a) Promptly after receipt by Indemnitee of notice of the commencement or threat of commencement of any action, suit or proceeding, Indemnitee shall, if indemnification with respect thereto may be sought from Indemnitor under this Agreement, notify Indemnitor thereof in writing. Failure to give such notice shall not affect right to indemnification provided herein except and to the extent Indemnitor is materially prejudiced by such failure.

                  (b) If, at the time of receipt of such notice Indemnitor has directors' and officers' liability insurance in effect, and such insurance would provide insurance with respect to the Covered Claim, Indemnitor shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the respective policies in favor of Indemnitee. Indemnitor shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all Payments payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

                  (c) Subject to Section 3(d), all costs and expenses, including reasonable fees of attorneys, incurred by Indemnitee in defending or investigating such action, suit or proceeding shall be paid by Indemnitor in advance of the final disposition of such action, suit or proceeding; provided, however, that no such costs or expenses shall be paid by Indemnitor if, with respect to such action, suit or proceeding, a Determination is made that:

                           (i) Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of Indemnitor; or

                           (ii) in the case of any criminal action or proceeding, Indemnitee had reasonable cause to believe his conduct was unlawful.

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The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not satisfy the foregoing standard of conduct to the extent applicable thereto.

Indemnitee hereby undertakes to and agrees that he will repay Indemnitor for any costs or expenses advanced by or on behalf of Indemnitor pursuant to this
Section 3(c) if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that Indemnitee is not entitled to indemnification under this Agreement.

                  (d) If Indemnitor shall advance the costs and expenses of any such action, suit or proceeding pursuant to Section 3(c) of this Agreement, it shall be entitled to assume the defense of such action, suit or proceeding, if appropriate, with counsel reasonably satisfactory to Indemnitee, upon delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, Indemnitor shall not be liable to Indemnitee under this Agreement for any costs or expenses subsequently incurred by Indemnitee in connection with such defense other than costs and expenses of investigation; provided, however, that:

                           (i) Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding, provided that the fees and expenses of such counsel incurred after delivery of notice by Indemnitor of its assumption of such defense shall be at Indemnitee's own expense; and, provided, further, that

                           (ii) the fees and expenses of counsel employed by Indemnitee shall be at the expense of Indemnitor if (aa) the employment of counsel by Indemnitee has previously been authorized by Indemnitor,
         (bb) Indemnitee shall have reasonably concluded based on the written opinion of counsel reasonably acceptable to Indemnitor that there is, or will likely be, a conflict of interest between Indemnitor and Indemnitee in the conduct of any such defense; provided, however, that Indemnitor shall not be required to pay for more than one counsel to represent two or more Indemnitees unless such Indemnitees shall have reasonably concluded that there is a conflict of interest among them in the conduct of such defense, or (cc) Indemnitor shall not, in fact, have employed counsel to assume the defense of such action, suit or proceeding.

                  (e) All payments on account of Indemnitor's advancement obligations under Section 3(c) of this Agreement shall be made within ten (10) days of Indemnitee's written request therefor. All other payments on account of Indemnitor's obligations under this Agreement shall be made within thirty (30) days of Indemnitee's written request therefor, unless a Determination is made that the claims giving rise to Indemnitee's request are not payable under this Agreement. Each request for payment hereunder shall be accompanied by evidence of Indemnitee's incurrence of the costs and expenses for which such payment is sought.

                  SECTION 4. ENFORCEMENT OF INDEMNIFICATION; BURDEN OF PROOF. If a claim for indemnification or advancement of costs and expenses under this Agreement is not paid in full by or on behalf of Indemnitor within the time period specified in Section 3(e) of this Agreement, Indemnitee may at any time thereafter bring suit against Indemnitor to recover the

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unpaid amount of such claim. In any such action, Indemnitor shall have the burden of proving that indemnification is not required under this Agreement.

It is the intent of Indemnitor that Indemnitee not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, if Indemnitor fails to comply with any of its obligations under the Agreement or in the event that Indemnitor or any other person takes any action to declare the Agreement void or unenforceable, or institutes any action, suit or proceeding designed (or having the effect of being designed) to deny, or to recover from, Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitor irrevocably authorizes Indemnitee from time to time to retain counsel of his choice, at the expense of Indemnitor as hereafter provided, to represent Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against Indemnitor or any director, officer, stockholder or other person affiliated with Indemnitor, in any jurisdiction. Regardless of the outcome thereof, Indemnitor shall pay and be solely responsible for any and all costs, charges and expenses, including without limitation reasonable attorneys' and others' fees and expenses, reasonably incurred by the Indemnitee as a result of Indemnitor or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid; provided, however, that Indemnitor shall not so pay or be so responsible if it is determined by a court of competent jurisdiction that to so pay and be so responsible would be unlawful.

                  SECTION 5. AMENDMENT TO CHARTER OR BYLAWS. Indemnitor shall not adopt any amendment to the Charter, as amended to date or its Amended and Restated Bylaws (the "Bylaws"), the effect of which would be to deny, diminish or encumber Indemnitee's rights to indemnity pursuant to the Charter, the Bylaws, the DGCL or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date (the "Effective Date") upon which the amendment was approved by the Board of Directors of Indemnitor or the stockholders of Indemnitor, as the case may be. In the event that Indemnitor shall adopt any amendment to the Charter or the Bylaws the effect of which is to so deny, diminish or encumber the Indemnitee's rights to indemnity, such amendment shall apply only to acts or failures to act occurring entirely after the Effective Date thereof. In the event of any change after the date of this Agreement in any applicable law, statute or rule, which expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder except as otherwise set forth herein.

                  SECTION 6. EMPLOYEE BENEFIT PLANS. The term "other enterprises or entities," as used in this Agreement, shall include employee benefit plans. All references in this Agreement to, "serving...at Indemnitor's request" shall include any service by Indemnitee as a director, officer and/or employee of Indemnitor, which imposes duties on, or involves services

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by, Indemnitee with respect to an employee benefit plan, its participants or beneficiaries. If Indemnitee acts in good faith and in a manner he reasonably believes to be in the interests of the participants and beneficiaries of an employee benefit plan, then, for purposes of Section 3(c)(i) hereof, Indemnitee shall be deemed to have acted in a manner he "reasonably believed to be in or not opposed to the best interests of Indemnitor."

                  SECTION 7. RIGHTS NOT EXCLUSIVE. The rights to indemnification and advancement of costs and expenses provided hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any charter document, bylaw, agreement, insurance policy, vote of stockholders or disinterested directors or otherwise.

                  SECTION 8. SUBROGATION. In the event of payment under this Agreement by or on behalf of Indemnitor, Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who promptly shall execute, at the sole expense of Indemnitor, all papers that may be required and, at the sole expense of Indemnitor, promptly shall do all things that may be necessary to secure such rights, including, without limitation, the execution of such documents as may be necessary to enable Indemnitor effectively to bring suit to enforce such rights.

                  SECTION 9. CONTINUATION OF OBLIGATIONS. All agreements and obligations of Indemnitor contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of Indemnitor (or is or was serving at the request of Indemnitor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was an officer or director of Indemnitor or serving in any other capacity referred to herein.

                  SECTION 10. CHOICE OF LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without reference to the conflicts of law provisions thereof.

                  SECTION 11. ATTORNEYS' FEES. Subject to Section 4 hereof, if any action, suit or proceeding is commenced by Indemnitor or Indemnitee to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to have its costs and expenses, including, without limitation, reasonable attorneys' fees and reasonable expenses of investigation, paid by the losing party.

                  SECTION 12. SEVERABILITY. In the event that any provision of this Agreement shall be declared invalid or unenforceable, such invalidity or enforceability shall not affect the validity or enforceability of the other provisions of this Agreement, it being hereby agreed that such provisions are severable and that this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. The parties hereto agree that the provisions set forth herein are reasonable under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction, any provision herein is determined to be invalid or unenforceable, said court is authorized and requested to modify such provision so as to cause it to be a valid, and enforceable provision that will achieve, to the extent possible, the economic,

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business and other purposes of such invalid or enforceable provision and to enforce such provision as modified.

                  SECTION 13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon all successors and assigns of Indemnitor, including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law, and shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of Indemnitee.

                  SECTION 14. NOTICES. All notices and communications hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, mailed by overnight courier, or sent by facsimile transmission (provided that any such facsimile transmission is promptly confirmed by delivery or mailing the original executed notice by one of the other methods provided for in this Section) addressed to the party for whom or for which intended, in the case of Indemnitor, to its then principal executive office, or at such other address of which Indemnitor shall have given notice to Indemnitee in the manner herein provided, and in the case of Indemnitee, at his residence address as set forth in the records of Indemnitor or at such other address of which he shall have given notice to Indemnitor in the manner herein provided.

                  SECTION 15. PRIOR AGREEMENTS; WAIVERS. Subject to Section 7, this Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and, except as contemplated hereby, supersedes all prior agreements and understandings with respect to the subject matter hereof. No waiver shall be deemed to be made by either of the parties to any of its or his rights hereunder unless that waiver shall be in a writing signed by the waiving party and any such waiver shall only be effective to the extent set forth therein.

                  SECTION 16. NO CONSTRUCTION AS EMPLOYMENT AGREEMENT. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of Indemnitor or any of its subsidiaries.

                  SECTION 17. DESCRIPTIVE HEADINGS. The descriptive headings in this Agreement are included for the convenience of the parties only and shall not affect the construction of this Agreement.

                  SECTION 18. COUNTERPARTS. This Agreement may be executed in two counterparts, both of which taken together shall constitute one document.

                  SECTION 19. AMENDMENT. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing and signed by each of the parties hereto.

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                  IN WITNESS WHEREOF, Indemnitor and Indemnitee have executed this Agreement as of the day and year first above written.

                                    INHIBITEX, INC.

                                    By: _____________________________
                                           Name:
                                           Title:

                                    INDEMNITEE:
                                    _________________________________
                                    Name:

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